Exhibit 10.4

CONSENT AND AMENDMENT NO. 6 TO CREDIT AGREEMENT

THIS CONSENT AND AMENDMENT NO. 6 TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 16, 2016, by and among the financial institutions party thereto from time to time (together with their respective successors and assigns, the "Lenders"), Wells Fargo Bank, N.A., as a Lender and administrative agent for the Lenders (in such capacity, "Agent"), CIBER, Inc., a Delaware corporation ("US Borrower"), on behalf of itself and each other Borrower (as defined in the Credit Agreement, defined below) other than CIBER AG, an Aktiengesellschaft organized under the laws of Germany ("CIBER AG") and CIBER AG.
WHEREAS, US Borrower, CIBER AG, CIBER UK Ltd., a limited company incorporated in England and Wales with company number 02623681 ("UK Borrower"), CIBER International B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands ("CIBER International"), CIBER Nederland B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands ("CIBER Nederland"; together with CIBER International, "Dutch Borrowers"), CIBER Holding GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("CIBER Holdings Germany"), topcontracts GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("topcontracts Germany"), CIBER AG and CIBER Managed Services GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("CIBER Managed Services" and collectively with CIBER Holdings Germany, topcontracts Germany and CIBER AG, each a "German Borrower" and collectively, the "German Borrowers"; UK Borrower, Dutch Borrowers and German Borrowers are referred to hereinafter each individually as a "European Borrower" and collectively as the "European Borrowers"; US Borrower and European Borrowers are referred to hereinafter each individually as a "Borrower" and collectively as "Borrowers"), Agent and Lenders are parties to that certain Credit Agreement dated as of May 7, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined, capitalized terms used herein shall have the same meanings ascribed to such terms in the Credit Agreement);
WHEREAS, Borrowers have advised Agent and Lenders that CIBER Nederland has entered into that certain Agreement dated as of June 6, 2016 by and between CIBER Nederland, as seller, and ManpowerGroup Netherlands B.V., as purchaser ("Purchaser"), as supplemented by an amendment letter dated as of June 16, 2016 (the "Amendment Letter"), pursuant to which (inter alia) Purchaser assigned and transferred all of its rights and obligations under the Agreement to Ultraflex B.V. and attached hereto as Exhibit A (the "CIBER Nederland Sale Agreement"), pursuant to which CIBER Nederland will sell certain assets to Purchaser and Purchaser will assume certain liabilities of CIBER Nederland (such sale and assumption pursuant to the CIBER Nederland Sale Agreement, the "CIBER Nederland Sale");
WHEREAS, Borrowers acknowledge and agree that absent the prior written consent of Required Lenders, the CIBER Nederland Sale would be a breach of Section 6.4 of the Credit Agreement and an automatic Event of Default under Section 8.2(a) of the Credit Agreement and Required Lenders are willing to so consent to the CIBER Nederland Sale subject to the terms and conditions set forth herein;

WHEREAS, Borrowers have requested that Agent, Required Lenders and Supermajority Lenders agree to amend the Credit Agreement as more fully described herein, and Agent, Required Lenders and Supermajority Lenders have so agreed.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Consent. Subject to the satisfaction of the conditions to effectiveness set forth in Section 5 of this Amendment and in reliance upon the representations and warranties set forth in Section 6 of this Amendment, Agent and Required Lenders hereby consent to the consummation of the CIBER Nederland Sale pursuant to the CIBER Nederland Sale Agreement; provided that (a) US Borrower or one of its Subsidiaries shall receive no less than $25,000,000 of gross sale proceeds from the CIBER Nederland Sale (it being understood that $5,000,000 of such amount shall be deemed to have been so received by the payment of an amount of €4,452,500 to an escrow account as contemplated in the CIBER Nederland Sale Agreement and the Amendment Letter) (the "Gross Sale Proceeds") and (b) no less than $16,500,000 of such sale proceeds of the CIBER Nederland Sale shall be paid into the Agent's US Account on the date hereof for application to the outstanding principal amount of the US Revolving Loans (without a corresponding reduction of the US Revolver Commitments with respect to such prepayment) (the "US Revolver Prepayment"). This is a limited consent and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.
Effective immediately upon (a) the consummation of the CIBER Nederland Sale pursuant to the CIBER Nederland Sale Agreement and (b) the receipt by CIBER Nederland of the Gross Sales Proceeds in the Wells Fargo Deposit Account in San Francisco (ABA 121000248; acct # 00028634050723; bene name CIBER Nederland; bene acct #333603), the Agent irrevocably and unconditionally releases the Agent's Liens over the Business Assets (as defined in the CIBER Nederland Sale Agreement), including any powers of attorney to take any steps with respect to such Business Assets, and irrevocably and unconditionally terminates (zegt op) each such Lien over such Business Assets with reference to article 3:81(2)(d) of the Dutch Civil Code. Agent shall deliver to US Borrower and its Subsidiaries any termination statements and releases, as applicable, pertaining to any Liens of Agent in any of the Business Assets, as US Borrower may reasonably request, in connection with Agent's above-described release and termination of its Liens; Loan Parties shall reimburse Agent, on demand, for any costs and expenses incurred by Agent in connection with the release and termination of its Liens. The provisions of this second paragraph to this Section 1 are hereby known as the "Business Assets Lien Release".

2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below, in reliance upon the representations and warranties of Borrowers set forth in Section 6 below, Credit Agreement is hereby amended as follows:
(a)The preamble to the Credit Agreement is hereby amended by deleting the penultimate sentence thereof in its entirety.
(b)Section 2.1(b) of the Credit Agreement is hereby amending by amending and restating clause (i) in the final sentence thereof in its entirety as follows: "(i) no UK-Dutch Revolving Loans shall be made to any Dutch Borrower on or after the Sixth Amendment Effective Date".

(c)Section 2.3(c) of the Credit Agreement is hereby amended by deleting the reference therein to ", Dutch Designated Account".
(d)Section 2.4(b)(i) of the Credit Agreement is hereby amended by deleting the reference therein to "(to be wired to the Dutch Designated Account (or the UK Designated Account if requested in writing by the UK-Dutch Administrative Borrower))" and inserting the following in lieu thereof: "(to be wired to the UK Designated Account)".
(e)Section 2.8 of the Credit Agreement is hereby amended by deleting the fourth and fifth sentences thereof in their entirety.
(f)Section 2.17(d)(ii) of the Credit Agreement is hereby amended by deleting the reference therein to "Dutch Designated Account" and inserting the following in lieu thereof: "UK Designated Account".
(g)A new Section 4.25 is hereby added to the Credit Agreement to read as follows:

1.	Dutch Loan Parties
. On or about the Sixth Amendment Effective Date, no Dutch Loan Party shall have any material liabilities (other than liabilities arising under the Loan Documents and the CIBER Nederland Sale Agreement and the agreements referenced therein), own any material assets (other than the Equity Interests of its direct Subsidiaries and its rights under the CIBER Nederland Sale Agreement and the agreements referenced therein) or engage in any operations or business.
(h)A new Section 6.15 is hereby added to the Credit Agreement to read as follows:
6.15     Dutch Loan Parties. On or about the Sixth Amendment Effective Date and after giving effect to the CIBER Nederlands Sale, US Borrower will not, and will not permit any of its Subsidiaries to permit any Dutch Loan Party to incur any liabilities (other than liabilities arising under the Loan Documents and the CIBER Nederland Sale Agreement and the agreements referenced therein)), own or acquire any assets (other than the Equity Interests of its Subsidiaries and its rights under the CIBER Nederland Sale Agreement and the agreements referenced therein) or engage itself in any operations or business.
(i)Section 17.14 of the Credit Agreement is hereby amended by deleting the reference to "CIBER International B.V." therein and inserting "CIBER UK Ltd." in lieu thereof.
(j)Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of "European Borrower" as follows:
"European Borrower" means a UK Borrower or a German Borrower as the context requires; provided that solely with respect to such term in Sections 2.6(d), 2.16 and 15.22 and in the definition of "Treaty Lender" in Schedule 1.1, "European Borrower" shall mean a UK Borrower, a Dutch Borrower or a German Borrower, as the context requires.
(k)Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of "Maximum Revolver Amount" as follows:
"Maximum Revolver Amount" means $54,000,000 decreased by the amount of reductions in the Commitments made in accordance with Section 2.4(c) of the Agreement.

(l)Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of "UK-Dutch Borrowers" as follows:
"UK-Dutch Borrowers" means (i) prior to the Sixth Amendment Effective Date, collectively, the UK Borrowers and the Dutch Borrowers and "UK-Dutch Borrower" means any UK Borrower or Dutch Borrower individually and (ii) on and after the Sixth Amendment Effective Date, CIBER UK, as the sole remaining UK Borrower.
(m)Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (d) of the definition of "UK-Dutch Borrowing Base" as follows:
(d) [reserved]
(n)Schedule 1.1 to the Credit Agreement is hereby amended by amending the definition of "UK-Dutch Eligible Accounts" by (1) amending and restating clause (i) thereof as follows:
(i)     Accounts with respect to (i) an Account Debtor (other than Meggitt PLC) whose total obligations owing to UK Borrower exceed 10% of all UK-Dutch Eligible Accounts of the UK Borrower, to the extent of the obligations owing by such Account Debtor in excess of such percentage or (ii) Meggitt PLC whose total obligations owing to the UK Borrower exceed 15% of all UK-Dutch Eligible Accounts of the UK Borrower; provided, that, in each case, the amount of UK-Dutch Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise UK-Dutch Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit.
(2) amending and restating clause (t) thereof as follows:
(t)     Accounts not governed by the laws of the United Kingdom.
and (3) amending and restating each of clauses (u), (v), (x), (y), (z) or (aa) thereof each as follows: "(u) [reserved]"; (v) [reserved]"; (x) [reserved]"; (y) [reserved]"; (z) [reserved]"; and (aa) [reserved]".
(o)Schedule 1.1 to the Credit Agreement is hereby amended by deleting the following defined terms: "Dutch Designated Account" and "Dutch Designated Account Bank."
(p)Schedule 1.1 to the Credit Agreement is hereby amended by adding the following defined terms in applicable alphabetical order:
"CIBER Nederland Sale" means the transactions to occur on the Sixth Amendment Effective Date set forth in that certain Agreement dated as of June 6, 2016 by and between CIBER Nederland, as seller, and Manpowergroup Netherlands B.V., as purchaser (as amended by that certain Amendment Letter between CIBER Nederland, as seller, and Manpowergroup Netherlands B.V. dated as of the Sixth Amendment Effective Date).
"Sixth Amendment Effective Date" means June 16, 2016

(q)Schedule C-1 to the Credit Agreement is hereby amended and restated as set forth on Exhibit B hereto.
3.Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect.
4.Reaffirmation and Confirmation. Each of US Borrower, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrowers, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each of US Borrower, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations (except as otherwise released pursuant to Section 1 above). The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects (except as otherwise released pursuant to Section 1 above).
5.Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:
(a)Agent shall have received a fully executed copy of this Amendment, including the Consent and Reaffirmation attached hereto, together with such other documents, agreements and instruments as Agent may require or reasonably request;
(b)The CIBER Nederland Sale shall have been consummated pursuant to the CIBER Nederland Sale Agreement (which shall not have been amended further since the signing of the Amendment Letter, except as disclosed in writing to Agent and expressly consented to by Agent); and
(c)No Default or Event of Default shall have occurred and be continuing on the date hereof (other than the Specified Events of Default) after giving effect to this Amendment and the consummation of the CIBER Nederland Sale.
Notwithstanding the foregoing the provisions of the Business Assets Lien Release shall be effective upon execution of this Amendment.
6.Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, US Borrower, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG hereby jointly and severally represent and warrant to Agent and Lenders that, after giving effect to this Amendment:
(a)All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date;
(b)No Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing;

(c)This Amendment and the Credit Agreement constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms, except as such enforcement may be limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally; and
(d)Borrowers have provided a true, complete and correct copy of the CIBER Nederland Sale Agreement and all other material documents being entered into by any Loan Party in connection therewith, and none of the CIBER Nederland Sale Agreement or any such other documents have been amended or otherwise modified in any manner since the signing date of June 6, 2016, except as has been expressly disclosed in to Agent in writing.
7.Miscellaneous.
(a)Expenses. Subject to Section 2.5 of the Credit Agreement, US Borrower, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG jointly and severally agree to pay on demand all Lender Group Expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement.
(b)Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York; provided that the release of Liens pursuant to Section 1 above shall be governed by the laws of the Kingdom of the Netherlands. The choice of law and venue and jury trial waiver provisions set forth in Section 12 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Amendment.
(c)Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (including a ".pdf" file) shall be equally effective as delivery of an original executed counterpart of this Amendment.
8.Release.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of US Borrower, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by US Borrower's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any such Borrower or Guarantor or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto, in each case, solely that arises at any time on or prior to the day and date of this Amendment.
(b)Each of US Borrower, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by US Borrower's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each of US Borrower, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by US Borrower's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
9.Acknowledgement of Existing Events of Default. Each of US Borrower, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by US Borrower's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG each hereby acknowledges and agrees that certain Events of Default have occurred and are continuing, including without limitation the Events of Default (the "Specified Events of Default") identified in that certain Reservation of Rights letter delivered from Agent to Borrowers on May 10, 2016, each of which remains outstanding on the date hereof. Agent and the Lenders have not waived, and have no intention of waiving, any Events of Default (including, without limitation, the Specified Events of Default) which may have occurred or are continuing as of the date hereof or any Events of Default which may occur after the date hereof or any of their respective rights and remedies with respect thereto. Nothing contained in this Amendment, and no delay on the part of Agent or any Lender in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

CIBER, INC., a Delaware corporation, on behalf of itself and each other Borrower (other than CIBER AG) By: /s/ Christian Mezger Name: Christian Mezger Title: Chief Financial Officer

CIBER AG By: /s/ Christian Mezger Name: Christian Mezger Title: Director-Supervisory Board

WELLS FARGO BANK, N.A., a national banking association, as Agent, as Lead Arranger, as Sole Book Runner, as UK Security Trustee, as a US Lender, as a UK-Dutch Lender and as a German Lender

By: /s/ Karen Kenney
Name: Karen Kenney
Its Authorized Signatory

Signature Page to Consent and Reaffirmation to Consent and Amendment No. 6 to Credit Agreement

CONSENT AND REAFFIRMATION
CIBER, Inc., a Delaware corporation ("US Borrower"), on behalf of each other Guarantor (as defined in the Credit Agreement) hereby: (i) acknowledges receipt of a copy of the foregoing Consent and Amendment No. 6 to Credit Agreement (the "Amendment") (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to each Borrower's execution and delivery thereof; (iii) agrees to be bound thereby, including Section 8 of the foregoing Amendment; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party (except as expressly set forth in the foregoing Amendment) and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, US Borrower, on behalf of each Guarantor, acknowledges and agrees that each Guarantor understands that Agent and Lenders have no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor's acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.
[signature pages follow]

CIBER, INC., a Delaware corporation, on behalf of each Guarantor By: /s/ Christian Mezger Name: Christian Mezger Title: Chief Financial Officer

Exhibit A

CIBER Nederland Sale Agreement

(see attached)

Exhibit B
Schedule C-1

Commitments

Lender	US Revolver Commitment	UK-Dutch Revolver Commitment*	German Revolver Commitment*	Total Commitment
Wells Fargo Bank, National Association	$54,000,000	$0.00	$0.00	$54,000,000
Wells Fargo Bank, National Association (London Branch)	$0.00	$14,000,000	$10,000,000	$24,000,000
All Lenders	$54,000,000	$14,000,000	$10,000,000	$54,000,000

* The UK-Dutch Revolver Commitment and the German Revolver Commitment are each a sublimit of the US Revolver Commitment.